Exhibit 10.10

EXECUTION VERSION

CONFIDENTIAL

CERTAIN INFORMATION IDENTIFIED BY BRACKETED ASTERISKS ([***]) HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

EXCLUSIVE LICENSE AGREEMENT

This EXCLUSIVE LICENSE AGREEMENT (the “Agreement”) is entered into as of December 24, 2020 (the “Effective Date”) by and between WUGEN, INC., a Delaware corporation, with its principal place of business at 4340 Duncan Avenue, Suite 302, St. Louis, MO 63110 (“Wugen”), and HCW BIOLOGICS INC., a Delaware corporation, with its principal place of business at 2929 North Commerce Parkway, Miramar, Florida 33025 (“HCW”). Wugen and HCW are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, HCW possesses certain intellectual property related to certain fusion proteins comprised of cytokines, which can be used to activate or expand cells for making cellular therapy products;

WHEREAS, Wugen is a biopharmaceutical company focused on development of cellular therapy products;

WHEREAS, Wugen wishes to obtain, and HCW wishes to grant, a license under HCW’s intellectual property rights to develop, manufacture and commercialize Cellular Therapy Products (as defined below) manufactured using HCW’s fusion proteins and HCW retains all other rights under such intellectual property rights, including but not limited to, the right to develop, manufacture and commercialize Injectable Therapy Products (as defined below), in accordance with the terms and conditions set forth herein; and

WHEREAS, HCW shall retain the right to manufacture HCW’s fusion proteins and Wugen wishes to engage HCW to manufacture and supply HCW’s fusion proteins for Wugen, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and premises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1    “[***]” has the meaning set forth in [***].

1.2    “[***]” has the meaning set forth in [***].

1.3    “Accounting Standards” means (a) with respect to Wugen, GAAP, and (b) with respect to any other Person, the accounting and financial reporting principles used in the preparation of such Person’s financial statements, consistently applied.

1.4    “Active Ingredient” means any clinically active material that provides pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies).

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1.5    “Affiliate” means, with respect to a particular Party or Person, any other Person that controls, is controlled by or is under common control with such Party or Person. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of more than fifty percent (50%) of the voting stock of such entity, or by contract or otherwise.

1.6    “Background IP” means all Intellectual Property Rights Controlled by a Party or any of its Affiliates on the Effective Date or during the Term as a result of performing activities outside the scope of this Agreement.

1.7    “[***]” has the meaning in Section [***].

1.8    “Bankruptcy Code” has the meaning set forth in Section 12.4.

1.9    “Bankruptcy Event” has the meaning set forth in Section 12.4.

1.10    “BLA” means: (a) in the United States, as applicable, a Biologics License Application (as more fully described in 21 CFR Part 601, et seq., or its successor regulation) filed with the FDA, or abbreviated processes relating the either of the foregoing (e.g. an Abbreviated New Drug Application) or any successor application to the foregoing; or (b) in any other country or group of countries, the equivalent application or submission for approval to market a pharmaceutical product filed with the Regulatory Authority in such country or group of countries.

1.11    “Business Day” means a day other than Saturday, Sunday or any day that banks in the State of Missouri or the State of Florida are required or permitted to be closed.

1.12    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of the Term or following the First Commercial Sale of a Wugen Product shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end upon the effective date of expiration or termination of this Agreement.

1.13    “Calendar Year” means (a) for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31, 2021, (b) for each Calendar Year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the Term, the period beginning on January 1 of the year in which the Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

1.14    “Cellular Therapy Products” means any pharmaceutical or biological product, process or therapy that contains or comprises cells (including without limitation,[***]) that have been engineered, modified, or otherwise manipulated ex vivo, as an Active Ingredient, either alone or in combination with other Active Ingredients. Notwithstanding the foregoing, for purposes of this Agreement, Cellular Therapy Products shall not include Treg Products.

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1.15    “Change of Control” means, with respect to a Party or Person: (a) the sale of all or substantially all of its assets or all of its assets relating to this Agreement; (b) a merger, reorganization or consolidation involving such Party or Person in which the holders of the voting securities of such Party or Person outstanding immediately prior thereto cease to beneficially own at least fifty percent (50%) of the combined voting power of the surviving entity, directly or indirectly, immediately after such merger, reorganization or consolidation; or (c) a transaction in which an entity or individual, or group of entities or individuals acting in concert, acquires more than fifty percent (50%) of the voting equity securities of such Party or Person.

1.16    “[***]” means [***].

1.17    “Claims” has the meaning set forth in Section 10.1.

1.18    “Combination Product” means: (a) a product that consists of a Wugen Product and at least one other Active Ingredient that is not a Wugen Product; or (b) any combination of a Wugen Product and another product that contains or comprises at least one other Active Ingredient that is not a Wugen Product, where such products are not formulated together but are sold together as a single product and invoiced as one product. The other Active Ingredient(s) in clause (a) and the other pharmaceutical product(s) in clause (b) are each referred to as the “Other Product(s).”

1.19    “Commercialization” means the marketing, promotion, sale or distribution of products in the Territory, including commercial activities conducted in preparation for the launch of such product, but excluding manufacturing activities. “Commercialize” has a correlative meaning.

1.20    “Commercially Reasonable Efforts” means, with respect to the efforts and resources to be expended, or considerations to be undertaken by Wugen with respect to any objective, activity, or decision to be undertaken hereunder with respect to the Development or Commercialization of a Wugen Product, the reasonable efforts and resources to accomplish such objective, activity or decision that would be comparable with the efforts and resources that [***]; it being understood and agreed that with respect to the Development of a Wugen Product, such efforts and resources shall be consistent with those efforts and resources commonly used by [***] taking into account: [***].

1.21    “Confidential Information” of a Party means any and all Information that is disclosed by or on behalf of such Party or otherwise made available to the other Party in connection with this Agreement, whether orally, visually, in writing or in electronic form, including all Information disclosed by or on behalf of such Party or otherwise made available to the other Party under the Confidentiality Agreement.

1.22    “Confidentiality Agreement” means that certain Mutual Non-Disclosure Agreement between the Parties, effective as of July 17, 2020.

1.23    “Control” means, with respect to any material, Information, or Intellectual Property Right, that a Party (a) owns or (b) has a license (other than a license granted to such Party under this Agreement) to such material, Information, or Intellectual Property Right and, in each case, has the ability to grant to the other Party access, a license, or a sublicense (as applicable) to the foregoing on the terms and conditions set forth in this Agreement without violating the terms

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of any then-existing agreement or other legally enforceable arrangement with any Third Party; provided, however, that with respect to any material, Information, Patents, or other Intellectual Property Right obtained by HCW from a Third Party after the Effective Date, HCW shall be deemed to Control such material, Information, Patent, or other Intellectual Property Right, as applicable, only if it possesses the right to grant such access, license, or sublicense (as applicable) without being obligated to pay any [***] therefor, unless Wugen agrees in advance of any grant of rights thereto to pay such [***] arising [***], and, in each case of the foregoing, [***].

1.24    “Cover” means, with respect to a claim of a Patent and a product, that such claim would be infringed, absent a license or ownership, by the manufacture, use, offer for sale, sale, importation or exportation of such product (considering claims of patent applications to be issued as then pending).

1.25    “Development” means all activities that relate to the development of a product, including (a) preclinical and clinical trials, toxicology testing, statistical analysis, publication and presentation of study results with respect to a product, (b) the reporting, preparation and submission, review, and development of data or information for the purpose of submission to a Governmental Authority to obtain, maintain or expand Regulatory Approval of a product, but excluding Manufacturing of such product. “Develop” has a correlative meaning.

1.26    “Development Plan” has the meaning in Section 4.5(a).

1.27    “Development Report” has the meaning in Section 4.5(b).

1.28    “Development Supply Agreement” has the meaning in Section 6.3(a).

1.29    “Disease Area” means a discrete clinically recognized form of a disease. For clarity, (a) the treatment or prevention of the same Disease Area [***] shall be treated as the same disease for the purpose of this Agreement; (b) the treatment or prevention of the same disease in [***] shall be treated as the same Disease Area for purposes of this Agreement; (c) with respect to any [***] shall be treated as the same Disease Area for purposes of this Agreement; and (d) treatment or prevention of different Disease Areas such as [***] for purposes of this Agreement. In addition, in all cases the prevention of a disease, shall not be treated as a separate Disease Area from treatment of the same Disease Area for purposes of this Agreement.

1.30    “Dispute” has the meaning set forth in Section 13.1.

1.31    “Dollar” means a U.S. dollar, and “$” shall be interpreted accordingly.

1.32    “Enforceability Exceptions” means the (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of Law governing specific performance, injunctive relief and other equitable remedies.

1.33    “Ex Vivo Option Field” means use of any [***] to activate, expand or induce ex vivo proliferation of cells, including without limitation, [***] for use in the Manufacture of Cellular Therapy Products, excluding (a) any ex vivo use of such fusion protein in the Manufacture of Treg Products, (b) the use of such fusion protein as an Active Ingredient in any Injectable Therapy Product or (c) any and all use of [***] [***] or [***].

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1.34    “Ex Vivo Option Transaction” means any transaction for the license, transfer or other disposition of any [***] for use in the Ex Vivo Option Field.

1.35    “Executive Officer” means, with respect to HCW, its Chief Executive Officer, and with respect to Wugen, its Chief Executive Officer.

1.36    “Exploit” or “Exploitation” means to make, have made, import, export, use, sell, or offer for sale, including to research, discover, develop, commercialize, register, hold or keep (whether for disposal or otherwise), formulate, optimize, modify, have used, export, transport, distribute, promote, market, have sold or otherwise dispose of a compound, molecule, construct or product. The term “Exploit” excludes Manufacturing.

1.37    “FD&C Act” means the U.S. Federal Food, Drug and Cosmetic Act, as amended.

1.38    “FDA” means the U.S. Food and Drug Administration or any successor entity.

1.39    “Field” means the diagnosis, treatment or prevention of any and all Disease Areas.

1.40    “First Commercial Sale” means, with respect to a product, the first sale on a commercial basis to a Third Party of such product in a given regulatory jurisdiction after Regulatory Approval has been obtained in such jurisdiction for such product.

1.41    “FTE” means full time employee.

1.42    “FTE Rate Cap” means an aggregate of $[***] per year for [***] [***] FTEs.

1.43    “GAAP” means the U.S. generally accepted accounting principles, consistently applied.

1.44    “GMP” means the current good manufacturing practices applicable to the Manufacturing, handling, storage and distribution of the Licensed Molecules pursuant to applicable Laws, as from time to time in effect.

1.45    “Governmental Authority” means any multi-national, federal, state, local, municipal, provincial or other governmental authority of any nature (including any governmental division, prefecture, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.46    “HCW Impact Situation” has the meaning set forth in Section 8.4(a).

1.47    “HCW Indemnitees” has the meaning set forth in Section 10.2.

1.48    “HCW Initial Proteins” means the fusion protein referred to as [***], and the fusion protein referred to as [***], as further described in Exhibit 1.48.

1.49    “HCW Linker” means the [***], as further described in Exhibit 1.49.

1.50    “HCW Proteins” means any multi-functional fusion protein [***]. For clarity, [***] [***] and [***] are excluded from the Option.

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1.51    “Improvement IP” means (a) all Information comprising, or is solely and specifically related to, Improvements, and (b) all Patents that claim the Information in subclause (a).

1.52    “Improvements” means all discoveries, inventions or modifications [***] related to improvement of the HCW Initial Proteins or the HCW Linker for use in the Manufacture of Cellular Therapy Products made by or on behalf of either Party during the Term, including:

(a)    with respect to the HCW Initial Proteins, [***]; provided that Improvements shall exclude [***]; or

(b)    any [***] of the HCW Linker.

1.53    “IND” means an application filed with a Regulatory Authority for authorization to commence clinical trials, including (a) an Investigational New Drug Application as defined in the FD&C Act or any successor application or procedure filed with the FDA, (b) any equivalent thereof in other countries or regulatory jurisdictions, (e.g., a Clinical Trial Application (CTA) in the European Union) and (c) all supplements, amendments, variations, extensions and renewals thereof that may be filed with respect to the foregoing.

1.54    “Indemnified Party” has the meaning set forth in Section 10.3.

1.55    “Indemnifying Party” has the meaning set forth in Section 10.3.

1.56    “Individual Press Release” has the meaning set forth in Section 11.5(b).

1.57    “Information” means any data, results, technology, business or financial information or information of any type whatsoever, in any tangible or intangible form, including know-how, trade secrets, practices, techniques, methods, processes, inventions, developments, specifications, formulations, formulae, software, algorithms, marketing reports, expertise, technology, test data (including pharmacological, biological and chemical, biochemical, clinical test data and data resulting from non-clinical studies), CMC information, stability data and other study data and procedures.

1.58    “Initial Technology Transfer” has the meaning set forth in Section 6.1(a).

1.59    “Initiation” means, with respect to a clinical trial, first dosing of the first subject in such clinical trial.

1.60    “Injectable Therapy Product” means any pharmaceutical or biological product containing or comprising one or more Active Ingredients and that is administered in humans by injection, excluding Cellular Therapy Products. For clarity, an Injectable Therapy Product may be administered in connection or conjunction with a separate Cellular Therapy Product (for example as [***] support) and such administration will not disqualify it as an Injectable Therapy Product.

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1.61    “Intellectual Property Rights” shall mean rights in and to all (a) U.S. and foreign patents and patent applications, including all provisional, utility, divisions, substitutions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof, (b) copyrights, whether registered or unregistered, (c) trade secrets, know-how, information, data, databases or materials, (d) software, (e) trademark, trade dress, brand mark, service mark, trade name, or brand name, including goodwill therein, and (f) any other intellectual or other proprietary rights of any kind now known or hereafter recognized in any jurisdiction, including the right to bring a claim with respect to any of the foregoing for past, present or future infringement, and any applications or registrations thereof.

1.62    “Joint Intellectual Property Right” has the meaning set forth in Section 8.2(c).

1.63    “Joint Know-How” has the meaning set forth in Section 8.2(c).

1.64    “Joint Patents” has the meaning set forth in Section 8.2(c).

1.65    “Joint Press Release” has the meaning set forth in Section 11.5(b).

1.66    “Joint Steering Committee” or “JSC” means the committee formed by the Parties as described in Section 5.1.

1.67    “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign.

1.68    “Licensed Intellectual Property” means the Licensed Know-How and Licensed Patents.

1.69    “Licensed Know-How” means all Information Controlled by HCW or its Affiliates related to Licensed Molecules as of the Effective Date or at any time during the Term that is necessary or useful for the use, sale, offer for sale, and importation of Licensed Molecules for the Manufacture or Exploitation of Cellular Therapy Products, including Information within the Improvement IP, but excluding Information solely relating to the Manufacture of Licensed Molecules; provided, that Licensed Know-How shall exclude any Information of a Third Party acquirer of HCW after the Effective Date as a result of a Change of Control of HCW, except to the extent that any such Information (a) is Controlled by HCW prior to the closing of such Change of Control, or (b) is used or incorporated by or on behalf of HCW or such Third Party acquiror in a Licensed Molecule after the closing of such Change of Control.

1.70    “Licensed Molecules” means the HCW Initial Proteins and the HCW Linker, and, in each case, all Improvements thereof.

1.71    “Licensed Patent” means each Patent Controlled by HCW or its Affiliates related to Licensed Molecules as of the Effective Date or at any time during the Term that is necessary or useful for the use, sale, offer for sale, and importation of Licensed Molecules for the Manufacture or Exploitation of Cellular Therapy Products, including Patents within the Improvement IP and Non-Exclusive Patents; provided that Licensed Patents shall exclude any Patent of a Third Party acquirer of HCW after the Effective Date as a result of a Change of Control of HCW, except to

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the extent that any such Patent (a) is Controlled by HCW prior to the closing of such Change of Control, or (b) claims Information used or incorporated by HCW or such Third Party acquiror in a Licensed Molecule after the closing of such Change of Control.

1.72    “Like Molecule” means (a) with respect to each HCW Initial Protein, any [***] as further described in Exhibit 1.72, and (b) with respect to the HCW Linker, any [***], as further described in Exhibit 1.72. Like Molecules exclude Improvements.

1.73    “Losses” has the meaning set forth in Section 10.1.

1.74    “MAA” means an application to the appropriate Regulatory Authority for approval to market a Wugen Product in any particular jurisdiction, including a BLA in the U.S.

1.75    “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and holding of a product.

1.76    “Manufacturing Costs” means (a) with respect to Licensed Molecules Manufactured [***] HCW and supplied to Wugen hereunder for the Manufacture of Cellular Therapy Products for [***] use, the total invoiced amount [***], less [***], plus the following [***] with respect thereto to the extent not included in such invoice: [***]; and (b) in the case of Licensed Molecules Manufactured by HCW or any of its Affiliates, the cost of production of such Licensed Molecule, comprised of the sum of: (i) the Cost of Goods for such Licensed Molecule, as determined in accordance with HCW’s Accounting Standards, [***], and (ii) any other [***] of such Licensed Molecule (if necessary) at the request of Wugen or its Affiliates or sublicensees [***]. As used in this definition “Cost of Goods” means direct costs only, and shall include the costs of [***], the costs of [***] actually used in the Manufacture of such Licensed Molecule and [***] of such Licensed Molecule. As used in this definition, “[***]” means HCW’s [***], and shall include, but not be limited to, items treated as [***].

1.77    “Net Sales” means, with respect to any Wugen Product, the [***] invoiced by Wugen, its Affiliates or Sublicensees (each, a “Selling Party”) for sales of such Wugen Product to Third Parties in final form for end use, but [***], less the following deductions: [***].

Sale of Wugen Product by a Selling Party to another Selling Party for resale by such other Selling Party to a Third Party shall not be deemed a sale for purposes of this definition of “Net Sales,” provided that the subsequent resale for end use is included in the computation of Net Sales.

Net Sales shall be accounted for in accordance with the applicable Selling Party’s Accounting Standards.

[***].

Notwithstanding the foregoing, “Net Sales” shall not include any amounts invoiced for sales of Wugen Products supplied for use in [***].

Net Sales for a Combination Product in a country shall be calculated as follows:[***].

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1.78    “New Product Marks” has the meaning set forth in Section 8.7.

1.79    “NK Cells” means Natural Killer Cells.

1.80    “Non-Exclusive Patents” means the Patents that are designated as Non-Exclusive Patents in Exhibit 9.2.

1.81    “Option” has the meaning set forth in Section 3.1.

1.82    “Option Data Package” means (a) the following information Controlled by HCW at the time an Option Data Package is delivered that [***], and (b) [***].

1.83    “Option Exercise Effective Date” has the meaning set forth in Section 3.3.

1.84    “Option Exercise Fee” has the meaning set forth in Section 7.6.

1.85    “Option Exercise Notice” has the meaning set forth in Section 3.3.

1.86    “Option Exercise Period” has the meaning set forth in Section 3.3.

1.87    “Option Molecule” has the meaning set forth in Section 3.3.

1.88    “Option Notice” has the meaning set forth in Section 3.2.

1.89    “Option Period” has the meaning set forth in Section 3.1.

1.90    “Patents” means: (a) pending patent applications, issued patents, utility models and designs; (b) reissues, substitutions, confirmations, registrations, validations, re-examinations, additions, continuations, continued prosecution applications, continuations-in-part, or divisions of or to any of the foregoing; and (c) extensions, renewals or restorations of any of the foregoing by existing or future extension, renewal or restoration mechanisms, including supplementary protection certificates or the equivalent thereof.

1.91    “Person” shall mean any person, corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity not specifically listed herein.

1.92    “Phase 3 Clinical Trial” means a human clinical trial of a Wugen Product with a defined dose or a set of defined doses of such Wugen Product designed to ascertain efficacy and safety of such Wugen Product for the purpose of enabling, without the performance of additional human clinical trials, the preparation and submission of an MAA to the competent Regulatory Authorities in a country of the Territory, as further defined in 21 C.F.R. § 312.21(c) for the U.S., as amended from time to time, or corresponding foreign regulations.

1.93    “Pivotal Clinical Trial” means (a) a Phase 3 Clinical Trial, or (b) any other human clinical trial that the applicable Regulatory Authority has agreed, whether before the Initiation of such trial (e.g., pursuant to an agreement with or statement from the FDA on a ‘Special Protocol

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Assessment’ or equivalent or other guidance or minutes issued by the FDA) or after the Initiation such trial (e.g., based on an interim data analysis), is sufficient to form the primary basis of an efficacy claim in a MAA submission, regardless of whether the sponsor of such trial characterizes or refers to such trial as a “Phase 3,” “Phase 2b” or “Phase 2b/3” trial (or otherwise) in the applicable protocol, on clinicaltrials.gov, or in any other context. If a human clinical trial does not constitute a Pivotal Clinical Trial at the time of Initiation of such trial, but is later determined by the applicable Regulatory Authority to be sufficient to form the primary basis of an efficacy claim in a MAA submission, then, for purposes of this Agreement hereof, Initiation of such Pivotal Clinical Trial shall be deemed to have occurred on the date of such determination by the applicable Regulatory Authority.

1.94    “Product Infringement” has the meaning set forth in Section 8.5(a).

1.95    “Quality Agreement” has the meaning set forth in Section 7.5(b).

1.96    “Regulatory Approval” means all approvals, licenses, registrations, and authorizations by the Regulatory Authority necessary for the commercial sale of a product in a country or regulatory jurisdiction, including, where applicable, pricing and reimbursement approval in such country or regulatory jurisdiction.

1.97    “Regulatory Authority” means, in a particular country or jurisdiction, any applicable Governmental Authority involved in granting Regulatory Approval in such country or jurisdiction.

1.98    “Regulatory Materials” means regulatory applications, submissions, notifications, communications, correspondence, registrations, Regulatory Approvals or other filings, including drug master files, made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, manufacture, market, sell or otherwise Commercialize a product in a particular country or jurisdiction, and all supporting documents with respect thereto, including all adverse event files and complaint files.

1.99    “Royalty Term” has the meaning set forth in Section 7.5(b).

1.100    “Sole Patents” has the meaning set forth in Section 8.2(b).

1.101    “Stockholders Agreements” has the meaning set forth in Section 7.1.

1.102    “Sublicense Revenue” means all consideration received by Wugen and its Affiliates from a particular Sublicensee in consideration of the grant to such Sublicensee of a sublicense under the rights granted by HCW to Wugen under this Agreement. Without limiting the generality of the foregoing, Sublicense Revenue shall include [***], and any other payments from such Sublicensee attributable to the grant of such sublicense. However, Sublicense Revenue shall [***]: (a) [***] of Wugen Product by such Sublicensee, its Affiliates and sublicensees or any [***] for any Wugen Product, in each case which are based on Net Sales already accounted for under Section 7.5; (b) payments to Wugen or its Affiliates for [***]; (c) payments for [***] of Wugen or its Affiliate that are at or below [***] on the date of receipt, as determined either (i)[***], or (ii) [***]; (d) payments for the [***] of Wugen or its Affiliate except to the [***]; and (e) payments for [***] relating to Wugen Products, [***]; (f) [***]); and (g) payment for purchase

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of Licensed Molecules [***]. Notwithstanding the foregoing, if Wugen receives a milestone payment from a Sublicensee with respect to the achievement by such Sublicensee of a milestone event for which Wugen is obligated to pay a milestone payment to HCW under Section 7.3 or Section 7.4, then only that portion of the milestone payment received by Wugen from such Sublicensee that [***] for achievement of such milestone event under Section 7.3 or Section 7.4 shall be [***] in Sublicense Revenue. If Wugen grants a sublicense to the rights under the Licensed Intellectual Property licensed to Wugen under Section 2.1 to a Sublicensee in conjunction with the grant of a license, sublicense or other rights with respect to Intellectual Property Rights other than the Licensed Intellectual Property, Wugen [***] and such other [***] a [***] of [***] under this Agreement. Wugen and HCW [***], at HCW’s request, if in HCW’s good faith opinion the [***]. In the event that Wugen and HCW are not able to agree in good faith on the [***], and notwithstanding anything to the contrary in Article 13, such dispute shall be referred to an independent Third Party expert selected by mutual agreement of the Parties who [***] (or who has such other similar credentials as mutually agreed by the Parties). Such Third Party expert shall be instructed to render its decision within [***] of the date that such matter is referred to such Third Party expert, with the costs for such Third Party expert to be [***]. Except in cases of fraud or manifest error on the part of such Third Party expert, the decision of such Third Party expert shall be final and binding on the Parties.

1.103    “Sublicense Revenue Share” shall have the meaning given in Section 7.7.

1.104    “Sublicensee” means any Third Party granted a sublicense by Wugen to the rights licensed to Wugen under Section 2.1.

1.105    “T Cell” means a T-lymphocyte.

1.106    “Technology Transfer” has the meaning set forth in Section 6.1(b).

1.107    “Term” has the meaning set forth in Section 12.1.

1.108    “Territory” means worldwide.

1.109    “Third Party” means any entity other than HCW or Wugen or an Affiliate of either of them.

1.110    “Trademark” means any word, name, symbol, color, shape, designation or device or any combination thereof, including any trademark, service mark, trade name, trade dress, brand name, product configuration, domain name, logo, design or business symbol, that functions as an identifier of source, origin or membership, whether or not registered, and all statutory and common law rights therein, and all registrations and applications therefor, together with all goodwill associated with, or symbolized by, any of the foregoing.

1.111    “Treg Products” means any pharmaceutical or biological product that contains or comprises Tregs that have been engineered, modified, or otherwise manipulated ex vivo, as an Active Ingredient, and the primary mechanism of action of such product is through the activities of such Tregs.

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1.112    “Tregs” means regulatory T Cells that are a subpopulation of T Cells which negatively regulate the immune system, maintain tolerance to self-antigens, suppress immune system in cancers, abrogate autoimmune disease or alleviate inflammation.

1.113    “U.S.” means the United States of America, including all possessions and territories thereof.

1.114    “Valid Claim” means (a) a claim of any issued and unexpired Licensed Patent (for clarity, excluding patent applications) whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, Governmental Authority, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal, or (b) a claim of a pending Licensed Patent application that has not been finally abandoned or finally rejected or expired and which has been pending for not more than [***] from the date of filing of the earliest priority Licensed Patent application to which such pending Licensed Patent application is entitled to claim benefit.

1.115    “Wugen Impact Situation” has the meaning set forth in Section 8.4(a).

1.116    “Wugen Indemnitees” has the meaning set forth in Section 10.1.

1.117    “Wugen Product” means a Cellular Therapy Product, containing or comprising cells activated, expanded or the proliferation of which was induced by ex vivo use of one or more Licensed Molecules or otherwise Manufactured by ex vivo use of one or more Licensed Molecules. For purposes of this Agreement, (a) with respect to Wugen Products that [***], and (b) with respect to Wugen Products that [***].

ARTICLE 2

LICENSES AND EXCLUSIVITY

2.1    License Grant to Wugen. Subject to the terms and conditions of this Agreement (including payment of amounts owed in accordance with the terms and conditions of this Agreement), HCW hereby grants Wugen:

(a)    an exclusive (even as to HCW except as provided in Section 2.2 below), royalty-bearing license, with the right to sublicense through multiple tiers in accordance with Section 2.3, under the Licensed Intellectual Property (other than the Non-Exclusive Patents) to (i) make, have made, use, sell, have sold, offer for sale, import, export or otherwise Manufacture or Exploit Wugen Products, and (ii) use, sell, have sold, offer for sale, import, export (but not to Manufacture) Licensed Molecules only for the Manufacture or Exploitation of Wugen Products in each case ((i) and (ii)), solely in the Field in the Territory;

(b)    a non-exclusive, royalty-bearing license, with the right to sublicense through multiple tiers in accordance with Section 2.3, under the Non-Exclusive Patents, only to the extent any issued claims therein Cover Licensed Molecules, to (i) make, have made, use, sell, have sold, offer for sale, import, export or otherwise Manufacture or Exploit Wugen Products, and

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(ii) use, sell, have sold, offer for sale, import, export (but not to Manufacture) Licensed Molecules only for the Manufacture or Exploitation of Wugen Products in each case ((i) and (ii)), solely in the Field in the Territory; and

(c)    an exclusive (even as to HCW except as provided in Section 2.2 below) right of reference limited to Cellular Therapy Products, with the right to grant further rights of reference in accordance with Section 2.3 below, to any Regulatory Materials Controlled by HCW or any of its Affiliates for Licensed Molecules that is necessary or reasonably useful to make, have made, use, sell, have sold, offer for sale, import, export or otherwise Manufacture or Exploit any Wugen Product.

2.2    HCW Retained Rights. Notwithstanding the rights granted to Wugen in Section 2.1, HCW retains the exclusive right to practice the Licensed Intellectual Property in the Territory solely (a) as necessary to Manufacture the Licensed Molecules for supply to Wugen or its Affiliates in accordance with the terms of this Agreement; and (b) to make, use, sell, have sold, offer for sale and import Licensed Molecules for the Development, Manufacture and Exploitation of any product other than a Cellular Therapy Product (including for example for the Development, Manufacture and Exploitation of Injectable Therapy Products or any products administered by oral, topical, sublingual, intravesical or inhaled delivery); and (c) to make, use, sell, have sold, offer for sale and import Licensed Molecules for the Development, Manufacture and Exploitation of Treg Products.

2.3    Sublicenses. Wugen may grant sublicenses and further rights of reference, under the license and right of reference granted in Section 2.1 to its Affiliates and to Third Parties, through multiple tiers, [***]. All sublicenses granted by Wugen shall be in writing and shall be subject to, and consistent with, the terms and conditions of this Agreement. Wugen shall be responsible for the compliance of its Affiliates and Sublicensees with the applicable terms and conditions of this Agreement, including all payment obligations under Article 7. Wugen will provide HCW with a fully signed copy of such sublicense agreements and amendments thereto (excluding with respect to any sublicense granted by Wugen or any Sublicensee to any of their respective Affiliates) within [***] of executing the same, provided that [***].

2.4    Exclusivity. HCW hereby covenants that, during the Term, neither it nor its Affiliates will (a) directly or indirectly, (i) Develop, Commercialize, Manufacture, use, sell, offer for sale, import or otherwise Exploit a Like Molecule for the activation, expansion or inducement of ex vivo proliferation of [***] (excluding Tregs) for the Manufacture or Exploitation of Cellular Therapy Products, or (ii) otherwise Manufacture a Cellular Therapy Product by ex vivio use of one or more Licensed Molecules (the foregoing (i) and (ii), the “Restricted Field”); for clarity, such Restricted Field shall not include [***].

2.5    No Implied Licenses. Except as explicitly set forth in this Agreement, neither Party shall be deemed by estoppel or implication to have granted the other Party any license or other right to any intellectual property of such Party.

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ARTICLE 3

OPTION

3.1    Option. Subject to the remainder of this Article 3, HCW shall provide Wugen the [***] option to obtain [***] HCW Proteins in the Ex Vivo Option Field (the “Option”). During the Term (the “Option Period”), HCW agrees that it will not, directly or indirectly, Develop, make, had made, use or Commercialize any HCW Protein for use in the Ex Vivo Option Field (other than with respect to the Licensed Molecules as permitted under its retained rights described in Section 2.2), nor will it or any of its Affiliates enter into an Ex Vivo Option Transaction with a Third Party, without first complying the procedures described in Section 3.2. For clarity, the Parties acknowledge that the foregoing [***], and HCW remains free to develop an HCW Protein for such ex vivo use with Tregs, including to activate or expand Tregs for Treg Products.

3.2    Option Notice. If, during the Option Period, HCW in its sole discretion identifies or nominates any HCW Protein that is not a Licensed Molecule that either (a) HCW or any of its Affiliates desires to Develop, use, make, have made, or Commercialize, directly or indirectly, for use in the Ex Vivo Option Field, or (b) HCW or any of its Affiliates desires to enter into an Ex Vivo Option Transaction with a Third Party with respect thereto, HCW will provide written notification to Wugen (the “Option Notice”). Such Option Notice provided by HCW to Wugen under this Section 3.2 shall be accompanied by an Option Data Package. HCW may [***] any time prior to receipt of Wugen’s Option Exercise Notice and the Option Exercise Fee under Section 3.3 if [***]. For clarity, Wugen’s Option is limited to HCW Proteins identified or nominated, or required to be identified or nominated, by HCW in accordance with this Section 3.2, and HCW is under no other obligation to [***] for use in the Ex Vivo Option Field or to be the subject of an Ex Vivo Option Transaction. Wugen hereby acknowledges and agrees that if HCW does not, in its sole and arbitrary discretion, make such identification or nomination as required by this Section 3.2, Wugen shall have no Option with respect to any HCW Proteins.

3.3    Exercise Notice. Wugen will have [***] following receipt of the Option Notice and Option Data Package (the “Option Exercise Period”) to conduct due diligence with respect to the HCW Protein identified in the Option Notice (“Option Molecule”) and to notify HCW in writing whether it decides to exercise the Option with respect to such Option Molecule. During the Option Exercise Period, HCW will provide Wugen with reasonable access to personnel, documents and other information relating to such Option Molecule. In order to elect to exercise its Option, Wugen must deliver to HCW, within the Option Exercise Period, a notice of exercise (the “Option Exercise Notice”), and the license granted to Wugen with respect to such Option Molecule shall become effective upon [***] (such date, the “Option Exercise Effective Date”).

3.4    License Grant after Option Exercise. Effective as of the Option Exercise Effective Date, the Option Molecule shall be automatically included within the definition of “Licensed Molecules,” and all the terms and conditions of this Agreement shall apply thereto, including Wugen’s rights and diligence and payment obligations hereunder. Thereafter, Wugen will [***] to Develop and obtain Regulatory Approval for [***] in which cells are activated or expanded by such Option Molecule.

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3.5    Failure to Exercise Option. If Wugen does not deliver the Option Exercise Notice within the Option Exercise Period, or fails to make the payment for the corresponding Option Exercise Fee in accordance with the terms and conditions of this Agreement, Wugen’s Option will lapse with respect to such Option Molecule, and HCW and its Affiliates will at any time thereafter and forever be free to Develop and Commercialize such Option Molecule for use in the Ex Vivo Option Field or to enter into an Ex Vivo Option Transaction with a Third Party with respect to such Option Molecule.

ARTICLE 4

DEVELOPMENT, REGULATORY, AND COMMERCIALIZATION

4.1    Development Responsibilities. Wugen will have the exclusive right to conduct, and be solely responsible for all aspects of, the Development of Wugen Products and setting the regulatory strategy for seeking Regulatory Approvals for Wugen Products in the Territory.

4.2    Regulatory Responsibilities. Wugen shall have the exclusive right to prepare and shall own all Regulatory Materials (including BLAs and Regulatory Approvals) it prepares or has prepared for each Wugen Product in the Territory. Except as expressly requested by Wugen in writing, [***] to any Wugen Product with any Regulatory Authority, unless so required to comply with applicable Laws, in which case HCW shall promptly notify Wugen of such requirement under applicable Laws and, to the extent practicable and permitted under applicable Laws, [***] or, if not practicable or permitted, shall provide [***] thereof as soon as reasonably practicable thereafter. Notwithstanding anything to the contrary contained herein, HCW shall own and be responsible for all Regulatory Materials and other Regulatory Approvals related to the Manufacture of the Licensed Molecules in the Territory. Each Party has, and will maintain at its sole cost and expense, such governmental registrations, permits and licenses as are required by any applicable Governmental Authority in order for such Party to perform all of its obligations under this Agreement.

4.3    Commercialization Responsibilities. Wugen will have the exclusive right to conduct, and be solely responsible for all aspects of, the Commercialization of Wugen Products in the Territory.

4.4    Diligence.

(a)    Diligence Obligations. Wugen shall [***] (i) to Develop, including obtaining Regulatory Approval for, [***] in the Field in the Territory and (ii) to achieve the First Commercial Sale of [***] in the Field in the Territory.

(b)    Diligence Milestones. Wugen shall [***] to achieve the following diligence milestones: [***].

(c)    No Other Obligation to Develop or Commercialize. Notwithstanding anything contained in this Agreement to the contrary, except as expressly set forth in this Section 4.4, Wugen shall have no obligation to Develop, Commercialize or otherwise Exploit any Cellular Therapy Products or Wugen Products and shall not be liable to HCW or its Affiliates for any failure to do so.

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4.5    Development Plan; Development Reports.

(a)    Development Plan. Within [***] following the Effective Date, Wugen shall submit a development plan to the JSC with respect to the Development of Wugen Products using the HCW Initial Proteins (the “Development Plan”). Wugen shall prepare and provide updates to the Development Plan on or before [***], until such time that [***]. The JSC shall review and discuss such Development Plan, including any updates thereto, and may suggest revisions to such Development Plan or any updates. Wugen shall consider[***] JSC’s proposed revisions to such Development Plan and incorporate those that, [***], provided, however, that the Development Plan shall not create any binding obligations on Wugen.

(b)    Development Reports. Within [***] following the end of each [***], until such time that [***], Wugen shall prepare and provide a written summary report (each, a “Development Report”) to the JSC, setting forth in reasonable detail: (i) a summary of the work performed in accordance with the Development Plan for each Wugen Product; (ii) [***], and (iii) a summary of [***].

4.6    Obligations of HCW.

(a)    Approvals. HCW shall, as soon as practicable, respond to any reasonable Wugen request to provide direction, information, approvals, authorizations or decisions related to the Licensed Molecules that are reasonably necessary or useful for Wugen to Develop, Manufacture, Commercialize and otherwise Exploit the Wugen Products in accordance with the terms of this Agreement.

(b)    Material Updates. HCW shall regularly update Wugen on all material developments related to the Licensed Molecules or HCW’s Manufacturing operations, in each case that is be reasonably likely to affect the Development, Manufacture, Commercialization or other Exploitation of the Wugen Products in the Territory.

(c)    Requirements Supply. HCW shall supply the Licensed Molecules to Wugen in accordance with the Development Supply Agreement, the commercial supply agreement described in Section 6.3(c) and in accordance with the provisions of Section 6.3.

(d)    Government Reporting. HCW shall [***] cooperate and provide all reasonable assistance to Wugen (including the provision of data) as may be necessary for Wugen to comply with its reporting obligations with Regulatory Authorities with respect to the Development and Commercialization of Wugen Products in the Territory.

ARTICLE 5

JOINT STEERING COMMITTEE

5.1    Formation; Composition. Within [***] following the Effective Date, the Parties shall establish a Joint Steering Committee composed of [***] representatives of each Party, each of whom shall have appropriate technical credentials, experience and knowledge to carry out the responsibilities of the JSC. Each Party may change its representatives to the JSC from time to time in its sole discretion, effective upon written notice to the other Party of such change. The JSC will be chaired by [***].

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5.2    Responsibilities. The JSC’s overall responsibility shall be to oversee the Development of Wugen Products and the Manufacture of the Licensed Molecules, and to encourage and facilitate ongoing cooperation and communication between the Parties. In particular, the JSC shall:

(i)    periodically review, discuss and provide comments to the Development Plans submitted by Wugen in accordance with Section 4.5(a);

(ii)    oversee the progress of Development activities by Wugen with respect to Wugen Products, including reviewing and discussing Development Reports submitted by Wugen in accordance with Section 4.5(b);

(iii)    oversee the progress of Manufacturing activities of Licensed Molecules by HCW, and discuss and attempt to address scientific or technical issues arising thereof;

(iv)    discuss and evaluate future collaborations and new opportunities between the Parties (provided that decisions regarding any future collaboration is beyond the authority of the JSC and requires written agreement of the Parties); and

(v)    perform such other duties as are specifically delegated to the JSC in this Agreement or otherwise agreed by the Parties.

5.3    Meetings. The JSC shall meet as deemed necessary by the members of the JSC, provided that the JSC shall meet at least [***] unless otherwise agreed by the Parties. The JSC may meet in person or by means of telecommunication (telephone, video, or web conferences). The location of in-person JSC meetings will be mutually agreed by the Parties in good faith. Each Party shall be responsible for all of its own expenses of participating in JSC meetings. The chairperson of the JSC shall be responsible for calling meetings on no less than [***] notice. Each Party shall make all proposals for agenda items and shall provide all appropriate information with respect to such proposed items at least [***] in advance of the applicable JSC meeting; provided that under exigent circumstances, a Party may provide its agenda items to the other Party within a shorter period of time in advance of the meeting, so long as the other Party consents to such later addition of such agenda items.

5.4    Minutes. The chairperson of the JSC shall be responsible for preparing draft minutes of each JSC meeting, and shall circulate a draft of the minutes of each meeting to all members of the JSC for comments within [***] after such meeting. The Parties shall promptly discuss any comments on such minutes and finalize the minutes no later than the date of the next JSC meeting.

5.5    Discontinuation of the JSC. Within [***], the JSC shall be disbanded and shall have no further responsibilities under this Agreement. After disbandment of the JSC, each Party shall designate a contact person for the exchange of information under this Agreement.

5.6    No Decision-Making Authority. The JSC shall have no decision-making authority hereunder and shall serve as a forum for discussion.

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ARTICLE 6

TECHNOLOGY TRANSFER; SUPPLY OF LICENSED MOLECULES

6.1    Transfer of Licensed Know-How; Ongoing Transfers.

(a)    Initial Transfer. Within [***] days after the Effective Date, HCW shall provide Wugen with copies of all Licensed Know-How Controlled by HCW or its Affiliates as of the Effective Date that is necessary or reasonably useful for Wugen to practice the licenses granted to Wugen in Section 2.1, but excluding any Licensed Know-How solely related to the Manufacture of Licensed Molecules (the “Initial Technology Transfer”).

(b)    Continuing Transfers. During the Term, HCW shall, upon Wugen’s reasonable request, provide Wugen with a summary of additional Licensed Know-How (if any) that has been developed or identified by or on behalf of HCW or its Affiliates and which under HCW’s or its Affiliates’ Control and shall transfer any such additional Licensed Know-How to Wugen as soon as practicable following such Wugen request (the “Continuing Technology Transfer,” and together with the Initial Technology Transfer, the “Technology Transfer”).

6.2    Maintenance Support. Commencing upon the Effective Date, Wugen shall reimburse HCW [***] the cost of [***] FTEs, subject to the FTE Rate Cap, in order for HCW to provide support and maintenance for HCW Initial Proteins. Such FTEs shall be responsible for [***]. Subject to HCW’s compliance with the terms and conditions of this Agreement, including Section 6.3, Wugen’s responsibility for such FTE cost shall end (a) [***], and (b) [***].

6.3    Supply of Licensed Molecules.

(a)    Development Supply. In accordance with the Development Supply Agreement, HCW shall Manufacture or have Manufactured and supply Licensed Molecules to Wugen for Development of Wugen Products in accordance with this Section 6.3(a).

(i)    Subject to Section 6.3(b) and in accordance with the terms and conditions of the Master Service Agreement for Development Supply between the Parties, currently under good faith negotiation between the Parties and to be entered into within [***] days following the Effective Date (“Development Supply Agreement”), and a subsequent commercial supply agreement contemplated by Section 6.3(c), HCW and its Affiliates shall have the sole right to Manufacture and supply Licensed Molecules to Wugen, its Affiliates and Sublicensees in the Territory. HCW shall keep Wugen fully informed of any [***] it [***] in connection with the [***] to Wugen, and HCW shall be and remain responsible for the activities of all of such [***] under this Agreement, as if such activities were conducted by HCW itself.

(ii)    Pursuant to the Development Supply Agreement, HCW shall deliver [***] to Wugen up to a maximum quantity of [***] vials of [***] that is conforming with the agreed upon specifications and compliant with GMP in accordance with the delivery schedule set forth in Exhibit 6.3.

(iii)    Under the Development Supply Agreement, HCW shall supply to Wugen, its Affiliates and Sublicensees such quantities of the Licensed Molecules in accordance with the Development Supply Agreement and the delivery schedule set forth in Exhibit 6.3 in order

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to conduct Development of the Wugen Products in the Field. Promptly after the Effective Date, the Parties shall establish reasonable procedures for Wugen to forecast and submit to HCW, and for HCW to fill, orders for Licensed Molecules consistent with the delivery schedule set forth in Exhibit 6.3, or otherwise as are reasonably required or reasonably requested by Wugen for use for Development of Wugen Products. The Parties shall also establish reasonable procedures for Wugen to request shipment of [***].

(iv)    Wugen shall pay for quantities of Licensed Molecules supplied under this Section 6.3(a) (other than such [***] vials of [***] supplied in accordance with Section 6.3(a)(ii)) that are conforming with the agreed upon specifications therefor pursuant to the Development Supply Agreement. The supply price for such Licensed Molecules shall be the Manufacturing Cost for such Licensed Molecules, plus a markup equal to [***] [***] of such Manufacturing Cost as set forth in the Development Supply Agreement and each respective Statement of Work thereunder.

(v)    Wugen shall be responsible for [***]. Licensed Molecules shall be deemed delivered under [***], as applicable, incoterms, which means Licensed Molecule is delivered and risk of loss passes when [***]. Wugen shall be responsible for all storage, maintenance and distribution of the Licensed Molecules thereafter. Pursuant to the Development Supply Agreement, HCW will manage the [***] of Licensed Molecules. Upon Wugen’s request, HCW shall be responsible for arranging for the [***] for the Licensed Molecules, and Wugen will [***]. Upon Wugen’s request, HCW shall reasonably assist Wugen in entering into an agreement with [***] for [***]. Risk of loss or damage to Licensed Molecules shall transfer to Wugen following [***].

(b)    Shortage of Development Supply. Pursuant to the Development Supply Agreement, Wugen and HCW will [***]. Wugen will provide a [***] forecast, updated [***], and advise HCW at least [***] in advance of needing additional vials for Development activities of any particular Licensed Molecule in excess of the quantity that was manufactured by HCW [***] under the Development Supply Agreement. Without limiting any of HCW’s obligations under this Agreement, HCW will notify Wugen in writing as promptly as practicable of any unwillingness, inability, or expected inability, to supply conforming Licensed Molecule on a timely basis in order to meet Wugen’s forecasted requirements for such Licensed Molecule for Development of Wugen Products under Section 6.3(a). HCW shall include in such notice [***]. HCW shall, [***], undertake all [***] measures to minimize and remedy any shortage or delay, and to resume supplying such Licensed Molecule to meet Wugen’s requirements [***]. If the actual quantity of Licensed Molecules delivered by HCW is below [***] of the quantity of Licensed Molecules included in Wugen’s [***] forecast and ordered by Wugen in accordance with Section 6.3(a)(iii) for a period of [***], Wugen shall have the right, upon written notice to HCW, to elect to have [***] that is selected by Wugen and [***] to HCW, Manufacture the applicable Licensed Molecule for supply to Wugen to meet Wugen’s forecasted requirements for such Licensed Molecule in the Territory. After the receipt of such notice, HCW shall [***]. Pursuant to [***], HCW shall transfer to [***] all Information Controlled by HCW or its Affiliates as of the Effective Date or during the Term that is necessary, or is used by or on behalf of HCW, for the Manufacture of the applicable Licensed Molecule of which the [***] of this transfer shall be borne by [***].

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(c)    Commercial Supply. HCW will Manufacture and supply to Wugen, its Affiliates or its designees the HCW Initial Proteins and HCW Linker for use in Wugen Products for Commercialization on a [***] to be agreed by the Parties. At least within [***] with respect to a Wugen Product, the Parties shall commence [***] negotiations for a commercial supply agreement for the applicable Licensed Molecules, and the Parties shall enter into such commercial supply agreement within [***] days after the commencement of such negotiation, unless otherwise mutually agreed.

6.4    Quality Agreement. No later than [***] following the Effective Date, the Parties shall enter into a quality agreement (the “Quality Agreement”) setting forth in detail the quality assurance arrangements and procedures with respect to the Manufacture of the HCW Initial Proteins and HCW Linker for Development of Wugen Products by Wugen, which Quality Agreement shall be incorporated herein by reference following its execution by both Parties. To the extent that the terms of this Agreement and those of the Quality Agreement are in conflict, the terms of this Agreement shall control except with respect to quality issues, which shall be governed by the Quality Agreement.

6.5    Regulatory or Third Party Action or Inspection. HCW shall immediately notify Wugen as soon as HCW becomes aware of any Regulatory Authority inspections relating to any Licensed Molecule. Wugen shall have the right to be present at any such inspections, subject to the terms of HCW’s agreement with its [***] or otherwise the approval of such [***], and shall have the opportunity to provide, review and comment on any responses that may be required. In the event HCW does not receive prior notice of any such inspection, HCW shall notify Wugen as soon as practicable after such inspection and shall provide Wugen with copies of reports received or generated pursuant to any such inspection. In addition to such obligations with respect to Regulatory Authority inspections, HCW shall immediately notify Wugen of any Information it receives regarding any threatened or pending action or communication by or from any Third Party, including a Regulatory Authority, that may materially affect the Development, manufacturing, Commercialization or regulatory status of a Licensed Molecule or Wugen Product, as applicable.

ARTICLE 7

FINANCIAL PROVISIONS

7.1    Equity Grant. Subject to the terms and conditions of this Agreement, and as partial consideration for the rights granted to Wugen hereunder, the Parties are entering into separate stock issuance and related agreements (the “Stockholder Agreements”) concurrently with the execution of this Agreement, pursuant to which Wugen shall issue to HCW Two Million Seventy-Seven Thousand Five Hundred Ninety-Eight (2,077,598) shares of Wugen’s common stock.

7.2    R&D Reimbursement. As partial consideration for the rights granted to Wugen hereunder, Wugen shall make an aggregate payment of Two Million and Five Hundred Thousand Dollars ($2,500,000) as reimbursement for costs incurred by HCW to date for the research and development of [***] as follows:

(a)    within [***]; and

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(b)    within [***].

7.3    Development Milestone Payments. On a Wugen Product-by-Wugen Product basis, Wugen shall notify HCW within [***] after the first achievement by Wugen or its Affiliates or Sublicensee of the following development milestone events by such Wugen Product for [***] for each Wugen Product, and up to [***] Wugen Products; provided that with respect to the [***] Wugen Product, the development milestone payments shall be [***]. Wugen shall pay HCW for the corresponding milestone payment within [***] after Wugen issues its notice to HCW of its achievement.

Development Milestone Event	Milestone Payment
Initiation of the first Pivotal Clinical Trial for such Disease Area	[***]

First Regulatory Approval in the U.S. for such Disease Area	[***]

First Regulatory Approval outside the U.S. for such Disease Area	[***]

Under no circumstances shall Wugen be obligated to pay HCW more than [***] pursuant to this Section 7.3 for each of the [***] Wugen Product, and [***] for the [***] Wugen Product. If Wugen [***] Wugen Product, provided that each milestone payment shall be paid by no more than [***] Wugen Product, even if the [***] Disease Areas supporting a Regulatory Approval milestone may differ from those [***]. For clarity, in no event shall the same Wugen Product bear more than an aggregate of [***] milestone payments under this Section 7.3.

7.4    Commercial Milestone Payments. On a Wugen Product-by-Wugen Product basis, Wugen shall notify HCW within [***] after the Calendar Year in which Net Sales of a Wugen Product achieves the following commercial milestone events, and Wugen shall pay HCW for the corresponding milestone payment within [***] after Wugen issues its notice to HCW of its achievement.

Commercial Milestone Event	Milestone Payments
Aggregate Annual Net Sales in the Territory of such Wugen Product equaling or exceeding [***]	[***]

Aggregate Annual Net Sales in the Territory of such Wugen Product equaling or exceeding [***]	[***]

Aggregate Annual Net Sales in the Territory of such Wugen Product equaling or exceeding [***]	[***]

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For clarity, each milestone payment set forth in this Section 7.4 shall be payable only once upon the first achievement of such milestone in a Calendar Year by sales of such Wugen Product, and no amounts shall be due for subsequent or repeated achievements of such milestone in subsequent Calendar Years by sales of the same Wugen Product.

7.5    Royalties on Wugen Products.

(a)    Royalty Rate. Subject to the terms and conditions of this Section 7.5, during the Royalty Term, commencing upon the First Commercial Sale of a Wugen Product in the Territory, on a Wugen Product-by-Wugen Product basis, Wugen shall pay to HCW [***] royalty on Net Sales of such Wugen Product in the Territory; provided that, if the Royalty Term for a Wugen Product in a country continues solely due to clause (ii) of the definition of Royalty Term, then the royalties payable to HCW for Net Sales of such Wugen Product in such country shall thereafter be [***].

(b)    Royalty Term. Wugen shall pay royalties under this Section 7.5, on a country-by-country and Wugen Product-by-Wugen Product basis, on Net Sales during the period of time beginning on the First Commercial Sale of a Wugen Product in such country and continuing until the later of (i) the expiration or abandonment of the last-to-expire Valid Claim in such country Covering the composition, Manufacture, use or commercialization of Licensed Molecule for the Exploitation of such Wugen Product, and (ii) ten (10) years following the First Commercial Sale in such country (the “Royalty Term”).

(c)    Third Party Payments. In the event that Wugen obtains a license to any Patent or Intellectual Property Right owned or otherwise controlled by a Third Party that is [***], for the Manufacture, use or Commercialization of Licensed Molecule for the Manufacture and Exploitation of Wugen Product in the Field in the Territory, then Wugen may deduct from any royalty payments to HCW under Section 7.5(a) [***] of any payments made by Wugen or its Affiliates for any rights to such Third Party Patents or intellectual property rights; provided, that under no circumstances will the royalties payable to HCW under Section 7.5(a) in any Calendar Quarter be reduced, as a result of this Section 7.5(c), below a royalty rate of [***], or [***] for any Wugen Product where the Royalty Term for such Wugen Product in a country continues solely due to clause (ii) of the definition of Royalty Term, provided that Wugen shall be permitted to carry forward as reductions to future royalty payments payable to HCW in any subsequent Calendar Quarter(s) the amount of any unused reductions to which Wugen would have been able to made a reduction under this Section 7.5(c) but for the foregoing limitation.

(d)    Reports and Payments. Within [***] after the end of each Calendar Quarter during the Royalty Term, Wugen shall (i) deliver to HCW a statement, on a country-by-country and Wugen Product-by-Wugen Product basis, of the amount of [***] of Wugen Products during the applicable Calendar Quarter and a calculation of the amount of royalty payment due on such sales for such Calendar Quarter; and (ii) pay all royalty payments payable for such Calendar Quarter.

7.6    License Option Exercise Fee. No later than [***] following Wugen’s delivery of an Option Exercise Notice with respect to an Option Molecule, Wugen shall pay HCW an option exercise payment of [***] (the “Option Exercise Fee”).

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7.7    Sublicense Revenue Share. As partial consideration for the rights granted by HCW to Wugen under the license agreement, in addition to the consideration under Sections 7.1 – 7.6, Wugen shall pay HCW a percentage of all Sublicense Revenues (“Sublicense Revenue Share”) in accordance with the following schedule: [***].

Wugen shall notify HCW within [***] after the receipt of any Sublicense Revenue and Wugen shall pay HCW the above amount within [***] after Wugen issues such notice.

7.8    Foreign Exchange. When Wugen Products are sold for monies other than Dollars, Net Sales will first be determined in the foreign currency of the country in which such Wugen Products were sold and then converted into equivalent Dollars at the rate of exchange shall be the rate used by the applicable Selling Party its financial reporting in accordance with its Accounting Standards.

7.9    Manner and Place of Payment. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and account designated in writing by the Party receiving the payment. Any amounts not paid within [***] of the date any payment is due under this Agreement are subject to interest from the date due through and including the date upon which payment is received. Interest is calculated, over the period between the date due and the date paid, at a rate equal to [***] over the “bank prime loan” rate, as such rate is published in the U.S. Federal Reserve Bulletin H.15 or successor thereto on the last Business Day of the applicable calendar quarter prior to the date on which such payment is due.

7.10    Records; Audits. Wugen and its Affiliates will maintain complete and accurate records in reasonably sufficient detail to permit HCW to confirm the accuracy of the calculation of royalty payments under Section 7.5. Upon reasonable prior notice, such records shall be available during regular business hours for a period of [***] from the end of the Calendar Year to which they pertain for examination, not more often than [***], by an independent certified public accountant [***], for the sole purpose of verifying the accuracy of the royalty reports furnished by Wugen in accordance with Section 7.5(d). Any such auditor shall enter into a confidentiality agreement with Wugen that is reasonably acceptable to Wugen and shall disclose to HCW only [***]. No other information shall be shared by such auditor with HCW. [***] shall bear the full cost of such audit, unless the audit reveals an underpayment or under-reporting of more than the greater of [***] percent [***] or [***] in any Calendar Year from the reported amounts, in which case [***] for such audit (in addition to making up the underpayment). Upon HCW’s reasonable requests, Wugen shall (itself or through an independent accounting firm reasonably acceptable to the audited party) conduct an audit of [***], at [***] unless the audit reveals [***] of more than the greater of [***] percent [***] or [***] from the reported amounts in any Calendar Year, in which case [***] for such audit (in addition to making up the underpayment).

7.11    Taxes.

(a)    Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement.

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(b)    Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of annual licensing payments, royalties, milestone payments, licensing income payments and other payments made by either Party under this Agreement. To the extent either Party is required to deduct and withhold taxes on any payment to the other Party, the paying Party shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the other Party an official tax certificate or other evidence of such withholding sufficient to enable the other Party to claim such payment of taxes. The other Party shall provide the paying Party any tax forms that may be reasonably necessary in order for the paying Party not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.

ARTICLE 8

INTELLECTUAL PROPERTY MATTERS

8.1    Inventorship. Inventorship shall be determined in accordance with U.S. patent laws.

8.2    Ownership of Inventions.

(a)    Background IP. Subject to the rights granted under Article 2, each Party will retain all rights, title, and interests in and to its Background IP.

(b)    Ownership of Sole IP. Notwithstanding the foregoing, each Party, or their respective Affiliates, shall own and retain all right, title, and interest in and to any and all Information and inventions that are conceived, discovered, developed, or otherwise made solely by or on behalf of such Party or its Affiliates (including subcontractors thereof) that are not Improvements and Improvement IP, under or in connection with this Agreement, whether or not patented or patentable (the “Sole Know-How”), and any and all Patents and other Intellectual Property Rights with respect thereto (the “Sole Patents”).

(c)    Ownership of Joint IP. As between the Parties, each Party, or their respective Affiliates, shall own an equal, undivided interest in and to any and all (i) Information and inventions that are conceived, discovered, developed or otherwise made jointly by or on behalf of Wugen or its Affiliates (including subcontractors thereof), on the one hand, and HCW or its Affiliates (including subcontractors thereof), on the other hand, in connection with the work conducted under or in connection with this Agreement that is not Improvements and Improvement IP, in each case whether or not patented or patentable (the “Joint Know-How”), and (ii) Patents (the “Joint Patents”) and other Intellectual Property Rights with respect to the Information and inventions described in clause (i) (together with Joint Know-How and Joint Patents, the “Joint Intellectual Property Rights”). Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, licensees and sublicensees to so disclose, the development, making, conception or reduction to practice of any Joint Know-How or Joint Patents. Each Party will execute and record assignments and other necessary documents consistent with such ownership

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promptly upon request. Subject to the terms and conditions of this Agreement, including the rights granted under Article 2 and, in the case of HCW, its exclusivity obligations hereunder, [***] have the [***] to [***] the[***] of [***] from or [***] to the other Party.

(d)    Ownership of Improvements and Like Molecules. Notwithstanding Sections 8.2(b) or 8.2(c), HCW shall solely own all Improvements, Improvement IP and Like Molecules that is conceived, invented discovered, developed, or otherwise made under this Agreement by either Party or its Affiliates, irrespective of inventorship. Wugen shall promptly disclose to HCW in writing, and shall cause its Affiliates to so disclose, the conception or reduction to practice of any Improvements, Improvement IP or Like Molecules. All Improvements and Improvement IP shall be included in the definition of Licensed Intellectual Property and be subject to the license granted to Wugen under Article 2.

8.3    Assignments. Each Party shall cause all Persons who perform activities for such Party under this Agreement to prospectively or be under an obligation to assign [***] all of their rights in any Information and inventions resulting therefrom to such Party, except where applicable Law requires otherwise and [***].

8.4    Prosecution of Licensed Patents and Joint Patents.

(a)    Licensed Patents. As between the Parties, HCW shall have the right, but not the obligation, to prepare, file, prosecute and maintain the Licensed Patents in the Territory. As between the Parties, [***] shall bear all costs incurred by [***] in connection with the preparation, filing, prosecution or maintenance of any Licensed Patent in the Territory. HCW shall consult with Wugen and keep Wugen reasonably and regularly informed of the status of the Licensed Patents and shall promptly provide Wugen with copies of all material correspondence received from any patent authority in connection therewith. In addition, HCW shall promptly provide Wugen with drafts of all proposed filings and correspondence to any patent authority with respect to the Licensed Patents for Wugen’s review and comment prior to the submission of such proposed filings and correspondence. HCW shall confer with Wugen and use good faith efforts to incorporate Wugen’s reasonable comments prior to submitting such filings and correspondence, provided, that Wugen’s comments do not require HCW to take any action in connection with the Licensed Patents that could [***] (an “HCW Impact Situation”). Notwithstanding the foregoing, HCW shall not take any action or make any omission in connection with the Licensed Patents that could [***] (a “Wugen Impact Situation”), in each case without Wugen’s prior written consent. If in either Party’s opinion, an HCW Impact Situation or Wugen Impact Situation could arise, such Party will promptly notify the other Party and the Parties shall discuss in good faith and reach agreement, following which HCW may proceed as agreed. If HCW decides anywhere in the Territory to abandon any Licensed Patent, Wugen may at Wugen’s expense assume HCW’s rights and responsibilities under this Section 8.4(a) with respect to such Licensed Patent, and in connection with assuming such rights and responsibilities, Wugen may apply for any such extension (including a supplementary protection certificate or equivalent thereof) and Wugen will thereafter be responsible for the prosecution and maintenance of such Licensed Patent in the Territory.

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(b)    Joint Patents. As between the Parties, [***] shall have the right, but not the obligation, to prepare, file, prosecute and maintain the Joint Patents in the Territory. As between the Parties, [***] shall bear all costs incurred by [***] in connection with the preparation, filing, prosecution or maintenance of any Joint Patent in the Territory. Wugen shall consult with HCW and keep HCW reasonably and regularly informed of the status of the Joint Patents and shall [***] provide HCW with copies of [***] correspondence received from any patent authority in connection therewith. In addition, Wugen shall [***] provide HCW with drafts of [***] filings and correspondence to any patent authority with respect to the Joint Patents for HCW’s review and comment prior to the submission of such proposed filings and correspondence. Wugen shall confer with HCW and incorporate HCW’s [***] comments prior to submitting such filings and correspondence, provided, that HCW’s comments do not require Wugen to take any action in connection with the a Wugen Impact Situation. Notwithstanding the foregoing, Wugen shall not take any action or make any omission in connection with an HCW Impact Situation without HCW’s prior written consent. If in either Party’s opinion, a Wugen Impact Situation or HCW Impact Situation could arise, such Party will promptly notify the other Party and the Parties shall discuss in good faith and reach agreement, following which Wugen may proceed as agreed. If Wugen decides anywhere in the Territory to abandon any Joint Patent, HCW may assume Wugen’s rights and responsibilities under this Section 8.4(b) with respect to such Joint Patent, and in connection with assuming such rights and responsibilities, HCW may apply for any such extension (including a supplementary protection certificate or equivalent thereof) and HCW will thereafter be responsible for the prosecution and maintenance of such Joint Patent in the Territory.

(c)    Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation, at the other Party’s request and expense, in the patent prosecution efforts provide above in this Section 8.4, including providing any necessary powers of attorney, executing any other required documents or instruments for such prosecution, and making its personnel with appropriate scientific expertise available to assist in such efforts.

8.5    Enforcement of Licensed Patents and Joint Patents.

(a)    Notification. If either Party becomes aware of any alleged or threatened infringement of any Sole Patents, Joint Patents, or Licensed Patents by a Third Party in the Territory of which such Party becomes aware based on the Development, Manufacture, Commercialization or other Exploitation of, or an application to market, a Licensed Molecule or Wugen Product or a Cellular Therapy Product manufactured with a Licensed Molecule in the Territory (a “Product Infringement”), it shall promptly notify the other Party in writing to that effect, and the Parties will consult with each other regarding any actions to be taken with respect to such Product Infringement. For any Product Infringement, each Party shall share with the other Party all Information available to it regarding such actual or alleged infringement.

(b)    Enforcement of Licensed Patents. With respect to Licensed Patents, HCW shall have the first right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against, such Product Infringement, at HCW’s cost and expense. HCW shall not settle any such suit or action in any manner that would reasonably be expected to create a Wugen Impact Situation anywhere in the Territory without the prior written consent of Wugen. If HCW does not, within [***] after its receipt or delivery of notice under Section 8.5(a), commence a suit to enforce the Licensed Patents, take other action to terminate such Product Infringement or initiate a defense against such Product Infringement, then upon HCW’s prior written consent, which shall not be unreasonably withheld or delayed, Wugen

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shall have the right, but not the obligation, to commence such a suit or take such an action or defend against such Product Infringement in the Territory at its own cost and expense. In such event, HCW shall take appropriate actions in order to enable Wugen to commence a suit or take the actions set forth in the preceding sentence. Wugen shall not settle any such suit or action in any manner anywhere in the Territory without the prior written consent of HCW, which consent shall not be unreasonably withheld or delayed.

(c)    Enforcement of Joint Patents. With respect to Joint Patents, Wugen shall have the first right, but not the obligation, to bring an appropriate suit or take other action against any person or entity engaged in, or to defend against, such Product Infringement, at Wugen’s cost and expense. Wugen shall not settle any such suit or action in any manner that would reasonably be expected to create an HCW Impact Situation anywhere in the Territory without the prior written consent of HCW. If Wugen does not, within [***] after its receipt or delivery of notice under Section 8.5(a), commence a suit to enforce the Joint Patents, take other action to terminate such Product Infringement or initiate a defense against such Product Infringement, then upon Wugen’s prior written consent, which shall not be unreasonably withheld or delayed, HCW shall have the right, but not the obligation, to commence such a suit or take such an action or defend against such Product Infringement in the Territory at its own cost and expense. In such event, Wugen shall take appropriate actions in order to enable HCW to commence a suit or take the actions set forth in the preceding sentence. HCW shall not settle any such suit or action in any manner that would reasonably be expected to create a Wugen Impact Situation anywhere in the Territory without the prior written consent of Wugen.

(d)    Collaboration. Each Party shall provide to the enforcing Party reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if desirable or if required by applicable Laws to pursue such action. The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts and shall reasonably consider the other Party’s comments on any such efforts. The non-enforcing Party shall be entitled to separate representation in such matter by counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the enforcing Party.

(e)    Expenses and Recoveries. The Party bringing or defending a claim, suit or action under Section 8.5(b) shall be solely responsible for any expenses incurred by such Party as a result of such claim, suit or action. If such Party recovers monetary damages in such claim, suit or action, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation (including, for this purpose, a reasonable allocation of expenses of internal counsel), and any remaining amounts shall be allocated as follows: (i) if Wugen is the enforcing or defending Party, the remaining amounts will [***], and (ii) if HCW is the enforcing or defending Party, the remaining amounts will [***].

8.6    Patent Term Extensions. HCW will cooperate with Wugen, at Wugen’s request, in seeking and obtaining patent term extensions (including any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to any Licensed Patents and Wugen Products.

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8.7    Trademarks. Wugen and its Affiliates and Sublicensees shall have the right to brand the Wugen Products in the Territory using any Trademarks it determines appropriate for the Wugen Products, which may vary by country or within a country (the “New Product Marks”). As between the Parties, Wugen shall own all rights in the New Product Marks and shall register and maintain, in its discretion and at its own cost and expense, the New Product Marks in the countries and regions in the Territory that it determines to be appropriate. Wugen shall have the sole right, in its discretion and at its expense, to defend and enforce the New Product Marks.

ARTICLE 9

REPRESENTATIONS AND WARRANTIES

9.1    Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

(a)    Corporate Existence. As of the Effective Date, it is a company or corporation duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated.

(b)    Corporate Power, Authority and Binding Agreement. As of the Effective Date, (i) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

9.2    Additional Representations and Warranties of HCW. HCW represents and warrants and, as applicable, covenants to Wugen as follows, as of the Effective Date:

(a)    Title; Encumbrances. HCW is the sole owner of the entire right, title and interest in and to all patents, patent applications and other intellectual property rights within the Licensed Intellectual Property, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or claims of any kind. HCW has the full and legal rights and authority to license to Wugen the Licensed Intellectual Property as provided in this Agreement, and to enter into this Agreement and to perform all of its obligations hereunder;

(b)    Existing Patents. Exhibit 9.2 is an accurate listing by owner, inventor(s), serial number, filing date, country, and status of all Licensed Patents as of the Effective Date;

(c)    Control. HCW Controls and shall Control throughout the Term (i) all Patents on Exhibit 9.2 and (ii) all Information owned, generated or licensed by HCW that is related to the subject matter of the Patents on Exhibit 9.2;

(d)    Validity. To HCW’s actual knowledge, there is no fact or circumstance known to HCW that would cause HCW to [***] that any of the issued patents in the Licensed Patents is invalid or unenforceable;

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(e)    Inventorship. The inventorship of each Licensed Patent is properly identified on each patent and patent application;

(f)    Good Standing. To HCW’s knowledge, all official fees, maintenance fees and annuities for the Licensed Patents have been paid and all administrative procedures with Governmental Authorities have been completed for the Licensed Patents such that the Licensed Patents are subsisting and in good standing;

(g)    Duty of Disclosure. HCW has complied with the U.S. PTO duty of disclosure respecting the prosecution of all of the Licensed Patents;

(h)    Notice of Infringement. HCW has not received any written notice from any Third Party asserting or alleging, nor does HCW have any knowledge of any basis for any assertion or allegation, that the Development, Manufacture or Exploitation of any of the Licensed Molecules by or on behalf of HCW has infringed or would infringe the intellectual property rights of such Third Party;

(i)    Notice of Misappropriation. HCW has not received any written notice from any Third Party asserting or alleging, nor does HCW have any knowledge of any basis for any assertion or allegation, that any Development or Manufacture of any of the Licensed Molecules by or on behalf of HCW misappropriated the intellectual property rights of such Third Party;

(j)    Prior Art. HCW is not aware of any reference or prior art that would preclude the issuance of any claim in a Licensed Patent;

(k)    Intellectual Property Rights. The Licensed Intellectual Property, including all Patents on Exhibit 9.2, includes all intellectual property rights Controlled by HCW and its Affiliates that are reasonably necessary or useful for the Development and Commercialization of the Wugen Products by Wugen in accordance with the terms of this Agreement;

(l)    Third Party Technology. To HCW’s knowledge, (i) the Development, Manufacture, Commercialization, importation, exportation, or use of Licensed Molecules as contemplated under this Agreement will not infringe or misappropriate any intellectual property rights of a Third Party, and (ii) there are no pending Third Party patent applications that, if issued with the published or currently pending claims, would be infringed by the Development, Manufacture, Commercialization, importation, exportation, or use of Licensed Molecules as contemplated under this Agreement;

(m)    Third Party Infringement. To HCW’s actual knowledge, no Third Party is infringing or has infringed any Licensed Patents or has misappropriated any Licensed Know- How;

(n)    No Proceeding. There are no pending, and to HCW’s actual knowledge, no threatened, adverse actions, allegations, suits or proceedings (including interferences, reissues, reexaminations, cancellations, oppositions, nullity actions, invalidation actions or post-grant reviews) against HCW or its Affiliates involving the Licensed Intellectual Property or Licensed Molecules;

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(o)    Regulatory Communications. HCW has not received any communications from any Regulatory Authority describing any matters [***], nor does HCW have any knowledge of any basis for such matters; and

(p)    Disclosure. HCW has disclosed to Wugen [***], and all such information disclosed by HCW is true and correct.

9.3    Mutual Covenants.

(a)    No Debarment. Neither Party nor any of its Affiliates has been debarred or is subject to debarment and neither Party shall use any employee or consultant who has been debarred by any Regulatory Authority or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority to participate in the performance of its obligations under this Agreement. Each Party shall notify the other Party promptly upon becoming aware that any of its employees or consultants has been debarred or is the subject of debarment proceedings by any Regulatory Authority.

(b)    Compliance. Each Party and its Affiliates shall comply [***] with all applicable Laws in the research, Development, Manufacture and Commercialization or Exploitation of Licensed Molecules or Wugen Products and performance of its obligations under this Agreement, including, to the extent applicable to such Party and its activities hereunder, the statutes, regulations and written directives of the FDA and any Regulatory Authority having jurisdiction in the Territory, the FD&C Act, the Prescription Drug Marketing Act, the Federal Health Care Programs Anti-Kickback Law, 42 U.S.C. 1320a-7b(b), the statutes, regulations and written directives of Medicare, Medicaid and all other health care programs, as defined in 42 U.S.C. § 1320a-7b(f), and the Foreign Corrupt Practices Act of 1977, each as may be amended from time to time.

(c)    No Conflicts. Neither Party has entered, and shall not enter, into any agreement with any Third Party that is in conflict with the this Agreement and such Party’s obligations hereunder, and has not taken and shall not take any action that would in any way prevent it from performing its obligations under this Agreement, or that would otherwise materially conflict with or adversely affect the other Party’s rights under this Agreement.

9.4    Additional HCW Covenants.

(a)    HCW covenants that the Licensed Molecule supplied to Wugen under this Agreement shall be Manufactured in compliance with the manufacturing process on file with the applicable Regulatory Authority, if and as applicable, as well as all applicable Laws, including GMP, and shall meet the specifications therefor and other requirements therefor established by the applicable Regulatory Authorities, if applicable.

9.5    Disclaimer. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A

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PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED.

ARTICLE 10

INDEMNIFICATION

10.1    Indemnification by HCW. HCW shall defend, indemnify, and hold Wugen and its Affiliates and their respective officers, directors, employees, and agents (the “Wugen Indemnitees”) harmless from and against any and all damages or other amounts payable to a Third Party claimant, as well as any reasonable attorneys’ fees and costs of litigation incurred by such Wugen Indemnitees (collectively, “Losses”), resulting from any claims, suits, proceedings or causes of action brought by such Third Party (collectively, “Claims”) against such Wugen Indemnitee to the extent arising from or based on (a) the Development, Manufacture, Commercialization of Exploitation of Licensed Molecules, including for the for the Development, Manufacture and Exploitation of any product (other than for a Wugen Product under this Agreement, which covered by 10.1(b)), including for example for the Development, Manufacture and Exploitation of Injectable Therapy Products or any products administered by oral, topical, sublingual, intravesical or inhaled delivery, HCW Proteins, and Treg Products, in each case of the foregoing, by or on behalf of HCW or its Affiliates, (b) notwithstanding anything to the contrary in the foregoing, (i) the Manufacture of Licensed Molecules by or on behalf of HCW or its Affiliates, or (ii) the infringement or misappropriation of Patents or other Intellectual Property Rights of a Third Party with respect to the use of the Licensed Molecules in the Manufacture of the Wugen Products in accordance with the terms and conditions of this Agreement, (c) the breach of any of HCW’s obligations, covenants, agreements, representations or warranties under this Agreement, or violation of applicable Laws, (d) the willful misconduct or negligent acts of HCW, its Affiliates, or the officers, directors, employees, or agents of HCW or its Affiliates, or (e) the infringement or misappropriation of Patents or other Intellectual Property Rights of a Third Party by Licensed Intellectual Property. The foregoing indemnity obligation shall not apply to the extent that such Losses results from any Claim arises from or is based on any activity for which Wugen is obligated to indemnify the HCW Indemnitees under Section 10.2.

10.2    Indemnification by Wugen. Wugen shall defend, indemnify, and hold HCW and its Affiliates and their respective officers, directors, employees, and agents (the “HCW Indemnitees”) harmless from and against Losses resulting from any Claims against such HCW Indemnitee to the extent arising from or based on (a) the Development, Manufacture, Commercialization or Exploitation of Wugen Products by or on behalf of Wugen or its Affiliates or Sublicensees, (b) the breach of any of Wugen’s obligations, covenants, agreements, representations or warranties under this Agreement, or (c) the willful misconduct or negligent acts of Wugen, its Affiliates, or the officers, directors, employees, or agents of Wugen or its Affiliates. The foregoing indemnity obligation shall not apply to the extent that such Losses results from any Claim arises from or is based on any activity for which HCW is obligated to indemnify the Wugen Indemnitees under Section 10.1.

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10.3    Indemnification Procedures. The Party claiming indemnity under this Section 10.3 (the “Indemnified Party”) shall give written notice to the Party from whom indemnity is being sought (the “Indemnifying Party”) promptly after learning of such Claim. The Indemnified Party shall provide the Indemnifying Party with reasonable assistance, at the Indemnifying Party’s expense, in connection with the defense of the Claim for which indemnity is being sought. The Indemnified Party may participate in and monitor such defense with counsel of its own choosing at its sole expense; provided, however, the Indemnifying Party shall have the right to assume and conduct the defense of the Claim with counsel of its choice. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld, unless the settlement involves only the payment of money. So long as the Indemnifying Party is actively defending the Claim in good faith, the Indemnified Party shall not settle or compromise any such Claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not assume and conduct the defense of the Claim as provided above, (a) the Indemnified Party may defend against, consent to the entry of any judgment, or enter into any settlement with respect to such Claim in any manner the Indemnified Party may deem reasonably appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith), and (b) the Indemnifying Party shall remain responsible to indemnify the Indemnified Party as provided in this Section 10.3.

10.4    Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 10.4 IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF ANY PARTY UNDER SECTION 10.1 OR 10.2 OR DAMAGES AVAILABLE FOR BREACH OF Article 11.

10.5    Insurance.

(a)    General. Each Party shall procure and maintain insurance, including product liability insurance, consistent with normal business practices of prudent companies similarly situated at all times during which any Licensed Molecule and/or Wugen Product(s)[***] by such Party and for the [***] period thereafter. It is understood that such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this Section 10.5. Each Party shall provide the other Party with written evidence of such insurance upon request. Each Party shall [***].

(b)    Wugen. Wugen shall maintain, at its own cost, the following insurance coverages: [***].

ARTICLE 11

CONFIDENTIALITY

11.1    Confidentiality. Each Party agrees that, during the Term and for a period of [***] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any

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rights or the performance of any obligations hereunder) any Confidential Information furnished to it by the other Party pursuant to this Agreement, except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties. The foregoing confidentiality and non-use obligations shall not apply to any portion of the other Party’s Confidential Information that the receiving Party can demonstrate by competent written proof:

(a)    was already known to the receiving Party or its Affiliate, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

(b)    was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

(c)    became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

(d)    was disclosed to the receiving Party or its Affiliate by a Third Party who has a legal right to make such disclosure and who did not obtain such information directly or indirectly from the other Party; or

(e)    was independently discovered or developed by the receiving Party or its Affiliate without access to or aid, application or use of the other Party’s Confidential Information, as evidenced by a contemporaneous writing.

11.2    Authorized Disclosure. Notwithstanding the obligations set forth in Section 11.1, a Party may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent such disclosure is reasonably necessary in the following instances:

(a)    filing, prosecuting, or maintaining Patents as permitted by this Agreement;

(b)    prosecuting or defending litigation as permitted by this Agreement;

(c)    disclosure to its and its Affiliates’ employees, agents, consultants and contractors, on a need-to-know basis for the sole purpose of performing its obligations or exercising its rights under this Agreement; provided that in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement; or

(d)    disclosure to potential and actual: investors, acquirors (of part or all of the shares or assets of a Party or an Affiliate), collaborators, licensors, licensees and sublicensees and other financial or commercial partners, solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, collaboration, license or sublicense; provided that, in each case, the disclosees are bound by written obligations of confidentiality and non-use consistent with those contained in this Agreement (provided that [***]; or

(e)    to comply with applicable Laws, including regulations promulgated by applicable security exchanges, court order, administrative subpoena or order; provided that the Party subject to such Laws shall promptly notify the other Party of such required disclosure and shall use reasonable efforts to obtain, or to assist the other Party in obtaining, a protective order preventing or limiting the required disclosure or other confidential treatment.

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Notwithstanding the foregoing, if a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 11.2(e), such Party shall notify the other Party of such required disclosure as far in advance as reasonably practicable to provide the non- disclosing Party opportunity to review and comment upon the disclosure.

11.3    Wugen and HCW Permitted Disclosure. Wugen and HCW shall have the right to disclose this Agreement, its terms, and the status and results of Manufacture or Exploitation of one or more Wugen Products and Licensed Molecule to actual or bona fide potential investors in connection with acquisition of equity of the Wugen or HCW, acquirors, lenders, and royalty factoring partners, Sublicensees, and their respective attorneys, accountants, banks, investors, and advisors, solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, debt or royalty factoring, licensing or sublicensing transaction; provided that, any such Persons are bound by obligations of confidentiality and non-use at least as stringent as those set forth in this Article 11 or otherwise [***].

11.4    Technical Publication; Review and Attribution. HCW may publish peer reviewed manuscripts, or provide other forms of public disclosure including abstracts and presentations, Information pertaining to a Licensed Molecule or Licensed Know-How with respect to the use of the same in the manufacture of Cellular Therapy Products, which may include HCW’s preclinical data, subject to Wugen’s prior written approval (not to be unreasonably withheld, conditioned, or delayed) other than with respect the publications described on Schedule 11.4 attached hereto, which the parties may update from time to time by mutual agreement, and in all cases subject to Wugen’s review under this Section 11.4. Wugen may publish and otherwise publicly disclose Information concerning the Wugen Products, including clinical trials of Wugen Products on clinicaltrials.gov, without HCW’s approval, but subject to HCW’s review as provided under this Section 11.4. The Parties may each publish information (including presentations and other public disclosures) relating to research, Development, Manufacture or use of Licensed Molecules, but must seek the other party’s prior written approval if the publication contains the Information of the non-publishing party, provided that HCW many not publish any Information pertaining to or identifying any Wugen Product without Wugen’s prior written approval. If the non-publishing party grants approval of publication, prior to submission of the proposed publication to a third party, the publishing party shall first submit the proposed publication to the non-publishing party and permit the non-publishing party the opportunity to review the proposed publication for [***] to identify any patentable subject matter belonging to the non- publishing party, remove any Confidential Information from the proposed publication and comment on the proposed publication. If the non-publishing party notifies the publishing party that the publication includes patentable subject matter of non-publishing party within such [***] day period, the publishing party shall delay publication an additional [***] to permit the non-publishing party the opportunity to make appropriate patent filings. The publishing party shall ensure that any actual or intended publication or public disclosure, including any manuscript or presentation, incorporating any information concerning any aspect of joint work includes recognition of the non-publishing party’s contributions according to standard practice for assigning scientific credit, either through authorship or acknowledgement, as may be appropriate.

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11.5    Publicity; Terms of Agreement.

(a)    The Parties agree that the material terms of this Agreement are the Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth in this Section 11.5 or Section 11.2. In addition, a Party may disclose such terms to the extent reasonably necessary to be disclosed to any bona fide potential or actual investor, acquiror or merger partner for the sole purpose of evaluating an actual or potential investment, acquisition or merger; provided that in connection with such disclosure, such Party shall inform each disclosee of the confidential nature of such Confidential Information and ensure that each such disclosee is contractually obligated to treat such Confidential Information as confidential.

(b)    Following the Effective Date within the timeframe reasonably agreed by Parties, the Parties agree to issue a joint press release substantially in a form agreed by the Parties (the “Joint Press Release”). In addition to the Joint Press Release, each Party may make an individual press release that contains the same information or if different has been approved by both Parties (“Individual Press Release”). Except for the Joint Press Release and the Individual Press Release or otherwise permitted under Section 11.4, [***] concerning the [***] of this Agreement or any activities hereunder [***]. If a Party desires to make a public announcement concerning the [***], including the Individual Press Release, such Party shall give [***] prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval (except as otherwise provided herein), except that in the case of a press release or governmental filing required by law, the disclosing Party shall provide the other Party with such advance notice as it reasonably can and shall not be required to obtain approval therefor. Each such press release shall contain appropriate references to the other Party if so requested. A Party commenting on such a proposed press release shall provide its comments, if any, within [***] after receiving the press release for review. Neither Party shall be required to seek the permission of the other Party to repeat any information that has already been publicly disclosed by such Party, or by the other Party, in accordance with this Section 11.5(b), provided such information remains accurate as of such time.

ARTICLE 12

TERM AND TERMINATION

12.1    Term. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 12, shall remain in effect on a Wugen Product-by-Wugen Product and country-by-country basis, until the expiration of the Royalty Term of such Wugen Product in such country (the “Term”). Upon the expiration of the Royalty Term for a Wugen Product in a particular country, the licenses granted by HCW to Wugen under Section 2.1 with respect to such Wugen Product and such country shall become fully paid-up, royalty free, perpetual and irrevocable.

12.2    Unilateral Termination by Wugen. Wugen may terminate this Agreement, on a Licensed Molecule-by-Licensed Molecule basis or in its entirety, for any or no reason upon [***] written notice to HCW.

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12.3    Termination by Either Party for Breach.

(a)    Breach. Subject to Section 12.3(b), each Party shall have the right to terminate this Agreement upon written notice to the other Party if such other Party materially breaches its obligations under this Agreement and, after receiving written notice from the non- breaching Party identifying such material breach in reasonable detail, fails to cure such material breach within [***] from the date of such notice; provided that if such breach is not reasonably capable of cure within such [***] period, the breaching Party may submit a reasonable cure plan prior to the end of such [***] period, in which case the other Party shall not have the right to terminate this Agreement for so long as the breaching Party is using commercially reasonable efforts to implement such cure plan.

(b)    Disputed Breach. If the alleged breaching Party disputes in good faith the existence or materiality of a breach specified in a notice provided by the other Party in accordance with Section 12.3(a), and such alleged breaching Party provides the other Party notice of such dispute within such [***] period, then the non-breaching Party shall not have the right to terminate this Agreement under Section 12.3(a) unless and until the arbitrators, in accordance with Section 13.2, has determined that the alleged breaching Party has materially breached the Agreement and that such Party fails to cure such breach within [***] following such arbitrators’ decision. During the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations hereunder. In the case of material breach of this Agreement by Wugen, the Parties agree and acknowledge that termination of this Agreement shall be an extraordinary remedy and available only where the character, frequency, nature and extent of such breach (including the culpability of the Parties) supports termination of this Agreement as an appropriate remedy and that HCW does not have a reasonable remedy for damages resulting from such material breach. Furthermore, the Parties agree that a breach with respect to a Licensed Molecule shall not itself be deemed to be a breach with respect to other Licensed Molecules, and if a breach is limited to one or more specific Licensed Molecule(s) only and not to other Licensed Molecules, then termination of this Agreement shall be limited to such Licensed Molecule or Licensed Molecules for which a Party breached its obligations hereunder. Nothing in this Section 12.2 shall limit a Party’s ability to seek remedies available under this Agreement in law or equity.

12.4    Termination for Insolvency. If, at any time during the Term, (a) a case is commenced by or against either Party under Title 11, United States Code, as amended, or analogous provisions of applicable Laws outside the United States (the “Bankruptcy Code”) and, in the event of an involuntary case under the Bankruptcy Code, such case is not dismissed within [***] after the commencement thereof, (b) either Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings (other than a case under the Bankruptcy Code), (c) either Party assigns all or a substantial portion of its assets for the benefit of creditors, (d) a receiver or custodian is appointed for either Party’s business, or (e) a substantial portion of either Party’s business is subject to attachment or similar process (each of ((a) through (e)), a “Bankruptcy Event”); then, in any case of ((a) through (e)), the other Party may terminate this Agreement upon written notice to the extent permitted under applicable Laws; provided that, to the extent required by the Bankruptcy Code, HCW shall only have the right to terminate the Agreement if this Agreement is rejected by Wugen as provided in the Bankruptcy Code. All rights and licenses granted under or pursuant to this Agreement by each Party to the other Party, as applicable, are and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Article 101(35A)

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of the Bankruptcy Code. The Parties agree that each Party, as a licensee of such Intellectual Property Rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the Bankruptcy Code, to the extent permitted by applicable Law, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property Rights licensed to such Party and all embodiments of such Intellectual Property Rights, which, if not already in such Party’s possession, to the extent permitted by applicable Law will be promptly delivered to it (i) upon any such commencement of a bankruptcy proceeding upon such Party’s written request therefor, unless the Party in the bankruptcy proceeding elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under clause (i), following the rejection of this Agreement in the bankruptcy proceeding, upon written request therefor by the other Party. The Parties further agree that, upon the occurrence of a Bankruptcy Event with respect to a Party, each Party shall have the right to retain and enforce their rights under this Agreement.

12.5    Termination for Patent Challenge.

(a)    The Parties acknowledge and agree that they are entering the Agreement in lieu of enforcing their respective patent rights, defenses and remedies concerning the Licensed Patents under relevant laws, including under 35 U.S.C. 100-376 et seq. Each Party further acknowledges that each and every term in the Agreement, including but not limited to the fees, milestone payments and the royalties set forth in Article 7 herein, reflects the value of avoiding the risk and uncertainty associated with litigating the Licensed Patents and the risk of being subject to certain rights, defenses and/or remedies.

(b)    To the extent permissible under applicable Laws, HCW shall have the right to terminate this Agreement at HCW’s sole and absolute discretion upon written notice to Wugen, in the event that Wugen, Affiliates, and/or Sublicensees, directly or indirectly, commences a legal action challenging the validity, enforceability and/or scope of any claim within the Licensed Patents, other than any such challenge in defense of any claims raised by or on behalf of HCW (or any of its Affiliates, (sub)licensees) against Wugen (or any of its Affiliates or Sublicensees), provided that if any such legal action is by a Sublicensee of Wugen, (a) HCW shall not have the right to terminate this Agreement and this Agreement shall not terminate, if Wugen (i) causes such legal action to be terminated or dismissed or (ii) terminates the applicable Sublicensee’s sublicense to the Licensed Patents that are the subject of such legal action, in each case ((i) and (ii)) within [***] following HCW’s notice of termination, and (b) if subclause (a) does not apply, HCW may terminate this Agreement only with respect to the country or countries in which such Sublicensee has commenced such a legal action. Notwithstanding the foregoing, HCW’s termination right under this Section 12.5 will not apply to any Affiliate of Wugen that becomes an Affiliate of Wugen after the Effective Date as a result of a Change of Control of such Affiliate, where such Affiliate of Wugen was undertaking such legal action prior to such Change of Control transaction; provided, however, that Wugen causes such legal action to terminate within [***] after such Change of Control transaction.

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12.6    Effect of Termination.

(a)    Subject to Section 12.6(b), upon any termination (but not expiration) of this Agreement, with respect to one or more Licensed Molecules, or in its entirety, all licenses granted to Wugen under this Agreement shall terminate for the applicable terminated Licensed Molecule (or, if this Agreement is terminated in its entirety, for the Territory). The Parties shall cooperate in good faith to wind down any then-ongoing activities under this Agreement.

(b)    Upon termination by HCW of this Agreement with respect to one or more Licensed Molecules, or in its entirety, any existing, permitted sublicense granted by Wugen under this Agreement to any Third Party shall survive; provided that the permitted sublicensee: (i) [***]; and (ii) [***], provided further that HCW shall not be obligated to assume any obligations under such sublicense that are greater than its obligations contained within this Agreement.

12.7    Survival. Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration. Notwithstanding anything to the contrary, the following provisions shall survive any expiration or termination of this Agreement: Sections 7.8, 7.9, 7.10 (for two years following the effective date of such expiration or termination), 7.11, 8.1, 8.2, 8.3, 8.4(b), 8.4(c), 8.5(a) (solely with respect to Joint Patents), 8.5(c), 8.5(d), 8.5(e), 8.7, 9.5, 11.1, 11.2, 11.3, 11.5, 12.5, 12.6, 12.7, and Article 1, Article 10, Article 13, and Article 14.

ARTICLE 13

DISPUTE RESOLUTION

13.1    Disputes. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. In the event of any disputes, controversies or differences which may arise between the Parties out of or in relation to or in connection with this Agreement, including, without limitation, any alleged failure to perform, or breach, of this Agreement, or any issue relating to the interpretation or application of this Agreement (each, a “Dispute”), then upon the request of either Party by written notice, the Parties agree to meet and discuss in good faith a possible resolution thereof, which good faith efforts shall include at least one in-person meeting between the Executive Officers of each Party. If the matter is not resolved within [***] following the written request for discussions, either Party may then invoke the provisions of Section 13.2.

13.2    Arbitration. Any Dispute that is not resolved pursuant to Section 13.1 shall, subject to Section 13.10, be shall resolved by binding arbitration administered by the[***], except as modified in this Agreement, which [***] are deemed to be incorporated by reference into this clause. The decision rendered in any such arbitration will be in writing and final, binding and unappealable. The arbitration shall be conducted by a panel of [***] arbitrators appointed [***]. The place of arbitration shall be [***] and all proceedings and communications shall be in English. [***]. No later than [***] after selection of the arbitrators, the Parties and their representatives shall hold a preliminary meeting with the arbitrators, to mutually agree upon and thereafter follow procedures seeking to assure that the arbitration will be concluded within [***] from such meeting. Failing any such mutual agreement, the arbitrators will [***].

13.3    Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

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13.4    Award. Any award to be paid by one Party to the other Party as determined by the arbitrator(s) as set forth above under Section 13.2 shall be promptly paid in United States dollars free of any tax, deduction or offset; and any costs, fees or taxes incident to enforcing the award shall, to the maximum extent permitted by law, be charged against the losing Party. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 13.4, and agrees that, subject to the United States Federal Arbitration Act, 9 U.S.C. §§ 1-16, judgment may be entered upon the final award in any United States District Court located in Delaware and that other courts may award full faith and credit to such judgment in order to enforce such award. The award shall [***]. With respect to money damages, nothing contained herein shall be construed to permit the arbitrator(s) or any court or any other forum to award consequential, incidental, special, punitive or exemplary damages, except as permitted under Section 10.4. By entering into this agreement to arbitrate, [***].

13.5    Costs. Each Party shall bear its own legal fees. [***].

13.6    Injunctive Relief. Nothing in this Article 13 will preclude either Party from seeking equitable relief or interim or provisional relief from a court of competent jurisdiction, including a temporary restraining order, preliminary injunction or other interim equitable relief, concerning a dispute either prior to or during any arbitration if necessary to protect the interests of such Party or to preserve the status quo pending the arbitration proceeding. For the avoidance of doubt, nothing in this Section 13.6 shall otherwise limit a breaching Party’s opportunity to cure a material breach as permitted in accordance with Section 12.3.

13.7    Confidentiality. The arbitration proceeding shall be confidential and the arbitrator(s) shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by law, no Party shall make (or instruct the arbitrator(s) to make) any public announcement with respect to the proceedings or decision of the arbitrator(s) without prior written consent of the other Party. The existence of any dispute submitted to arbitration, and the award, shall be kept in confidence by the Parties and the arbitrator(s), except as required in connection with the enforcement of such award or as otherwise required by applicable Law.

13.8    Survivability. Any duty to arbitrate under this Agreement shall remain in effect and be enforceable after termination of this Agreement for any reason.

13.9    Jurisdiction. For the purposes of this Article 13, the Parties acknowledge their diversity and agree to accept the jurisdiction of any United States District Court located in Delaware for the purposes of enforcing or appealing any awards entered pursuant to this Article 13 and for enforcing the agreements reflected in this Article 13 and agree not to commence any action, suit or proceeding related thereto except in such courts.

13.10    Patent and Trademark Disputes. Notwithstanding any other provisions of this Article 13, any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Licensed Patents shall be submitted to a court of competent jurisdiction in the country in which such Patent was filed or granted.

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ARTICLE 14

MISCELLANEOUS

14.1    Entire Agreement; Amendment. This Agreement, including the Exhibits and the Schedules hereto, the Stockholders Agreements, and the Development Supply Agreement (and all Statements of Work thereunder), set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof, including that certain [***] and the Confidentiality Agreement. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth in this Agreement or the Stockholders Agreements. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

14.2    Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by force majeure and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the control of the Parties or its contractors, including an act of God, war, civil commotion, terrorist act, labor strike or lock-out, epidemic, pandemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe, and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and experienced person engaged in the same type of undertaking under the same or similar circumstances). Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party. If a force majeure persists for more than [***], then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.

14.3    Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 14.3, and shall be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by confirmed email, facsimile or a reputable courier service, or (b) five (5) Business Days after mailing, if mailed by first class certified or registered airmail, postage prepaid, return receipt requested.

If to HCW:                          HCW Biologics Inc.

2929 N Commerce Parkway

Miramar, Florida 33025

Attn: Chief Executive Officer

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With a copy to (which shall not constitute notice):

BC Burr McCabe Law

584 Castro Street, #882

San Francisco, CA 94114

Attn: Brian Burr, Esq.

If to Wugen:

Wugen, Inc.

4340 Duncan Avenue, Suite 302

St. Louis, MO 63110

Attn: Chief Executive Officer

With a copy to (which shall not constitute notice):

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121

Attn: Charity R. Williams, Esq.

14.4    No Strict Construction; Headings. This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. Unless context otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating “but not limited to” or “without limitation”; (b) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement, including the Exhibits; (c) the word “law” or “laws” means any applicable, legally binding statute, ordinance, resolution, regulation, code, guideline, rule, order, decree, judgment, injunction, mandate or other legally binding requirement of a governmental authority (including a court, tribunal, agency, legislative body or other instrumentality of any: (i) government or country or territory; (ii) any state, province, county, city or other political subdivision thereof; or (iii) any supranational body); (d) all references to the word “will” are interchangeable with the word “shall” and shall be understood to be imperative or mandatory in nature; (e) all references to “sublicensees” shall include all sublicensees of sublicensees through multiple tiers of sublicensing; (f) the singular shall include the plural and vice versa; and (g) the word “or” has the inclusive meaning represented by the phrase “and/or”.

14.5    Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned or delayed, except that a Party may make such an assignment or transfer without the other Party’s consent (a) to its Affiliates, or (b) to a Third Party in connection with a Change of Control of such Party. Any successor or assignee of rights or obligations permitted hereunder shall, in writing, expressly assume performance of such rights or obligations. Any permitted assignment shall be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 14.5 shall be null, void and of no legal effect.

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14.6    Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

14.7    Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

14.8    Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.9    No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

14.10    Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

14.11    Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf format via email or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were original signatures.

{Signature page follows}

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IN WITNESS WHEREOF, the Parties have executed this Exclusive License Agreement by their duly authorized officers as of the Effective Date.

WUGEN, INC.		HCW BIOLOGICS INC.

By:	/s/ John P. McKearn	By:	/s/ Hing C. Wong
Name: John P. McKearn		Name: Hing C. Wong
Title: Chief Executive Officer		Title: Chief Executive Officer

[***]

CONFIDENTIAL

LIST OF EXHIBITS AND SCHEDULES:

Exhibit 1.48	HCW Initial Proteins
Exhibit 1.49	HCW Linker
Exhibit 1.72	Like Molecules
Exhibit 6.3	Delivery Schedule for Licensed Molecules
Exhibit 9.2	Existing Patents

Schedule 11.4    Publications

CONFIDENTIAL

EXHIBIT 1.48

HCW INITIAL PROTEINS

[***] is a fusion protein [***].

[***] is a fusion protein [***]

CONFIDENTIAL

EXHIBIT 1.49

HCW LINKER

[***] is [***]

CONFIDENTIAL

EXHIBIT 1.72

LIKE MOLECULES

[***]

CONFIDENTIAL

[***]

CONFIDENTIAL

EXHIBIT 6.3

DELIVERY SCHEDULE FOR LICENSED MOLECULES

[***]

CONFIDENTIAL

EXHIBIT 9.2

EXISTING PATENTS

[***]

CONFIDENTIAL

SCHEDULE 11.4

PUBLICATIONS

[***]